===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  December 31, 2002 \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                               CE Software, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

February 5, 2002

Dear shareholder:

CE Software, Inc. released only one upgraded software program in our fiscal year ended September 30, 2001. We spent the year developing new and improved software. Since the end of the year we have released our automation productivity/utility QuicKeys X for Apple's Macintosh operating system OS X and we currently have version 3 of our QuickMail e-mail software in public beta. We have more planned for the balance of the current fiscal year.

During the past year we continued to improve and market QuickMail, our e-mail solution for small and mid-sized businesses. Despite our efforts, revenues continued to decline because of delays in getting new versions to market and competition from free or nearly free e-mail products. This is a significant problem for our company. It is not easy to compete with "free." Further, we do not have the resources of the much larger companies that are the source of our competition. We are continuing to consider new ways to develop and market QuickMail in order to provide our customers with the quality and economical product that they desire.

To compensate for declining QuickMail revenues, we have concentrated on marketing QuicKeys, our automation utility software. We were not able to release QuicKeys X until after the end of this past fiscal year because of the timing of Apple's release of its Macintosh operating system OS X, version 10.1. As it is, the new operating system presents significant challenges for the development of QuicKeys X. The current version of QuicKeys X lacks some of the power of QuicKeys for Windows and QuicKeys for the classic Macintosh operating system. We are working with Apple to remedy this situation.

We have been working on new product offerings in addition to QuicKeys and QuickMail. These new products are the result of software acquisitions. We expect these products to provide the basis for a series of many new products over the next two years. The Company's management and employees are eager to be able to provide our small to mid-sized customers with useful and cost-effective software. These new products as revised by CE Software should be available during this fiscal year.

During January 2002 the Company received a bank commitment letter to refinance its building. This will allow the Company to obtain necessary working capital to allow us to continue our current development, and bring these products to market.

On behalf of the Company, we thank you for your support. We encourage you to read the accompanying proxy statement and annual report on FORM 10KSB. We would like to have you attend our annual meeting in person. If you can't make it to the meeting, we urge you to vote on the enclosed proxy card. We hope you will share our excitement as CE Software moves forward.

Sincerely,



John S. Kirk
President
CE Software, Inc.

P.S. The Company is offering to buy back odd-lot shares from those shareholders with less than 100 shares as of January 31, 2002. Detailed information is presented on the next page.

CE Software, Inc., (OTCBB Symbol: CESW) announces that it is offering to purchase, at no cost to the holders, shares of CE Software stock from shareholders who, as of January 31, 2002, owned fewer than 100 shares.

Each qualifying shareholder who wishes to participate must send us an acceptance form obtained by visiting our Web site at www.cesoft.com/oddlot or by writing to us at CE Software, Inc., Attn: Secretary, P.O. Box 65580, W. Des Moines, IA 50265 or by calling 515-221-1801 extension 1870 (Joseph I. Gray, Controller) or 2111 (John S. Kirk, President).

The repurchase offer, which is being made to eligible "odd-lot" shareholders (holders of fewer than 100 shares) will allow such shareholders, on a purely voluntary basis, to sell all of their CE shares to CE without being charged a brokerage commission or any fee.

Many of the shareholders of CE Software may be holding on to their shares just because the commissions to sell could be greater than the value of the shares themselves. The program gives eligible shareholders a convenient and cost-effective way to sell these shares.

Eligible shareholders who wish to participate must sell all of their CE shares. Partial tenders will not be accepted and there are no withdrawal rights. Participating shareholders will be paid $.35 per share. This price is at a premium to the price of CE shares as of January 31, 2002.

This odd-lot repurchase offer expires on September 30, 2002. Questions should be directed to John S. Kirk, President, at CE Software, Inc. at the above address or telephone number.

                                CE SOFTWARE, INC.
                             1801 Industrial Circle
                           West Des Moines, Iowa 50265

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 22, 2002

The Annual Meeting of the Stockholders of CE Software, Inc. (the "Company") will be held at the Company's offices in West Des Moines, Iowa, on the 22nd day of March, 2002, at 1:30 p.m. (CST) for the purpose of considering and acting upon the following:

1) To elect three directors to hold office for the ensuing year and until their successors are elected and qualified;

2) To transact such other business as may properly come before the meeting or any adjournment.

The Company's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended September 30, 2001, the Proxy Statement, and the Proxy card are all included with this notice.

Only stockholders of record at the close of business on January 31, 2002 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors.

John S. Kirk, Secretary
West Des Moines, Iowa
February 5, 2002

You are cordially invited to come early so that you may meet informally with Management and the Board nominees. Please contact Christy Koelker at (515) 221-1801 for directions and a map. The meeting area will be open from 1:00 p.m. until the meeting time of 1:30 p.m. Refreshments will be served before the meeting. A tour of the corporate offices will be available after the meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                                CE SOFTWARE, INC.
                             1801 Industrial Circle
                           West Des Moines, Iowa 50265

                          ____________________________


             The approximate mailing date of this Proxy Statement is
                                February 5, 2002.

                          ____________________________


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                 March 22, 2002

                          ____________________________

The accompanying proxy is furnished by CE Software, Inc. (the "Company") in connection with the solicitation by the Board of Directors. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by executing and delivering a proxy with a later date. The expense of this solicitation is being paid by the Company. The Company will reimburse persons holding stock in their name or in the names of their nominees for their expenses in sending proxies and proxy material to the principals.

Stockholders of record at the close of business on January 31, 2002 are entitled to vote at the meeting. At that date, the outstanding voting securities of the Company consisted of 1,455,124 shares of $.10 par value Common Stock ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter submitted at the meeting. The Common Stock will vote together on all matters contained in this Proxy Statement as one class. A majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. All corporate action taken at the Annual Meeting, including election of directors, may be authorized by a majority of the votes cast by the holders of shares entitled to vote on such matters at the Annual Meeting, provided a quorum is present. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Cumulative voting is not allowed.

                                  PROPOSAL #1.
                                  ------------

To elect three directors to hold office for the ensuing year or until their successors are elected and qualified

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL #1.
                                                ---

NOMINEES FOR ELECTION AS DIRECTORS

Richard A. Skeie, John S. Kirk, and Donald M. Brown are all current directors and each has been nominated for re-election. All directors are elected for a one-year term and hold office until the next annual meeting of the stockholders and the election and qualification of their successors. The officers of the Company are elected at the Board's first meeting following the annual meeting of the stockholders. Officers hold office until their successors are chosen and qualified or until their deaths, resignations, or removal.

The following persons have been nominated to serve as directors for the ensuing year.

Richard A. Skeie, 48, has been a Director of the Company since September 1987. He was President of the Company from January 1987 to June 1987, September 1987 to April 1993 and from June 1996 to July 1997. His exposure to computer programming at the University of Iowa and Drake University led him to contract programming in the mid `70s in northern California where he viewed the birth of the retail computer store concept. He returned to Iowa in April 1978, and opened a retail computer store, Computer Emporium. Mr. Skeie served as President of that company until 1985. CE Software began as the programming arm of that computer store. He has been a speaker at software industry conferences and was the 1989 president of the Macintosh Special Interest Group Council for the Software Publishers Association.

John S. Kirk, 56, is President of the Company and has been a Director of the Company since January 1987. He was President of the Company from June 1987 to September 1987 and from October 1999 to current. He was also Secretary and Treasurer of the Company from January 1987 to September 1993 and from November 1997 to current. He is a 1968 graduate of Drake University with a B.S. degree in Business Administration. He was employed by Bendix Corporation until 1973 in its corporate offices and as a plant controller, specializing in the establishment of computerized accounting and cost control systems. He was employed as a CPA for Miller & Associates and for KPMG LLP from 1973 to 1978 when he began his own accounting firm specializing in small business taxation. He became involved in Computer Emporium and CE Software in 1981. Mr. Kirk was a Director of East Des Moines National Bank, Des Moines, Iowa, until its sale in 1996. Mr. Kirk is President of Prairie Group, Inc. and indirectly is a 100% owner of that Company. Prairie Group, Inc. owns 15% of PrairieSoft, Inc. He is also involved in several other family businesses.

Donald M. Brown, 42, has been a Director of the Company from September 1987 to October 1993 and from April 2000 to current. Mr. Brown has been known as an early creator of adventure games for the Apple II, including the classic "Wonderful World of Eamon" while he was still in college at Drake University. After joining CE Software in 1981, he enhanced the game and it became a seven part adventure series known as "SwordThrust." Mr. Brown has been programming the Macintosh since its release in 1984. His original product was "Desk Accessory Mover," a shareware predecessor to Apple's Font/DA Mover. Since then, he has written a wide variety of utilities including MockPackage, CalendarMaker, Widgets, LaserStatus, QuicKeys and portions of QuickMail. Mr. Brown has also served on the Board of Directors of the Animal Rescue League of Iowa, Inc. Since April 1998, Mr. Brown has been employed by Prairie Group, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2001, the number and percentages of outstanding shares of the Company's Common Stock beneficially owned by each current director (all of whom are nominated for re-election) and by all directors and current officers as a group and by any individuals known to be the beneficial owner of more than five percent of the Company's outstanding stock.

                                      No. of Shares
Name of Beneficial Owner          Beneficially Owned (5)     Percent of Class
------------------------          ----------------------     ----------------

Directors:
    John S. Kirk (1)                     139,237(6)                 9.5%
    Richard A. Skeie (1)                 103,720                    7.1%
    Donald M. Brown (2)                  102,534                    7.1%

All Directors & Executive
    Officers as a Group
    (3 persons)                          345,491                   23.6%

Others with More Than 5%
    Ownership:
      PrairieSoft, Inc. (3)              300,000                   20.6%
      Sheldon T. Fleck (4)               103,727                    7.1%

1) The address of Mr. Skeie and Mr. Kirk is c/o CE Software, Inc., P.O. Box 65580, West Des Moines, IA 50265.
2)   The address of Mr. Brown is 2917 Meadow Lane, West Des Moines, IA 50265.
3)   The address of PrairieSoft, Inc. is P. O. Box 65820, West Des Moines, IA
     50265
4)   The address of Mr. Fleck is 5720 Smetana Dr., Suite 300, Minnetonka, MN
     55343.
5) Includes an aggregate of 8,445 shares, underlying stock options, exercisable within 60 days, from the date of this table (12/31/01). These options are held as follows: Mr. Kirk, 7,917; Mr. Skeie, 264; Mr. Brown,
     264. See "Stock Option Plans" for further information concerning outstanding options. 6) Includes 46,500 indirectly acquired shares of the 300,000 shares of Common Stock issued to PrairieSoft, Inc. John S. Kirk has an indirect interest of 100% in Prairie Group, Inc. Mr. Kirk is the President of Prairie Group, Inc. Prairie Group, Inc. owns approximately 15% of PrairieSoft, Inc.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during the period from October 1, 2000, through September 30, 2001.

ATTENDANCE AT BOARD MEETINGS

During the fiscal year ended September 30, 2001, the Board of Directors held six meetings. All directors attended at least 75 percent of all meetings of the Board and of their respective Committees.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, KPMG LLP (KPMG). The discussion with KPMG included matters required to be discussed by SAS 61 and the committee has received the disclosures and letter from KPMG as required by ISB Standard #1. The Audit Committee has also discussed with KPMG the independent auditor's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Audit fees, including quarterly reviews, to KPMG for the fiscal year ended September 30, 2001 were $38,800. KPMG provided no other services to the Company during the fiscal year ended September 30, 2001.

The Audit Committee, consisting of Mr. Skeie and Mr. Brown, monitors the Company's financial records, represents the Company in dealings with the auditing firm and recommends to the Board the selection of an auditor. The Audit Committee met once during the fiscal year ended September 30, 2001.

Neither of the members is currently an employee or an officer of the Company. However, the members are not considered independent, as that term is defined by NASD Rule 4200 (a) (14), because of prior affiliations with the Company during the last three years.

The Audit Committee is currently not governed by a charter however the Board is continuing to review the subject to determine if such a charter should be adopted.

OTHER BOARD COMMITTEES

The Stock Option Committee for the 2000 Plan, currently consisting of Mr. Skeie and Mr. Brown, has the authority to administer the Plans for employees. This Committee met once during fiscal 2001.

The Compensation Committee, consisting of Mr. Skeie and Mr. Brown, determines executive compensation. The Compensation Committee did not meet during the fiscal year ended September 30, 2001.

The Company does not have a nominating committee.

DIRECTORS' FEES

The Company pays the monthly insurance premium for medical and dental coverage for each of its outside directors, Mr. Skeie, and Mr. Brown. Outside directors also receive stock options as determined by the 2000 Plan. There were no Company options issued during the fiscal year ended September 30, 2001 to Messrs. Skeie and Brown.

TRANSACTIONS DURING THE LAST TWO YEARS IN WHICH DIRECTORS OR OFFICERS HAVE HAD AN INTEREST

Prior to April 28, 2000, the Company was a wholly owned subsidiary of CE Software Holdings, Inc. (CESH). On that date, CESH consummated an Agreement and Plan of Merger by which Atio Corporation USA, Inc. was merged with and into CESH. CESH is now known as Lightning Rod Software, Inc. and is traded over-the-counter under the symbol "LROD." Just prior to the effective time of that merger, shares of the Company were distributed to CESH shareholders (the "spin-off"). We believe you should recognize the following:

John S. Kirk, who beneficially owns approximately 9.5% of the Company's outstanding shares, is a director and is president, secretary and treasurer of the Company, was a director of CESH and was secretary and treasurer of CESH at the time of the spin-off.

Richard A. Skeie, who beneficially owns approximately 7.1% of the Company's outstanding shares and is a director of the Company, was vice president and a director of CESH at the time of the spin-off.

Sheldon Fleck, who beneficially owns approximately 7.1% of the Company's outstanding shares, was a director of CESH at the time of the spin-off.

None of these individuals has been involved with the post-merger CESH as employees, directors or officers except Sheldon Fleck, who became a director of LROD in December 2001.

On March 23, 2001 the Company received approval from the shareholders to purchase assets from PrairieSoft, Inc.

John S. Kirk, who beneficially owns approximately 9.5% of the Company's outstanding shares, has an indirect interest of 100% in Prairie Group, Inc. Mr. Kirk is the President of Prairie Group, Inc. Prairie Group, Inc. owns approximately 15% of PrairieSoft, Inc.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company for services in all capacities to the Company during such fiscal year.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                          Fiscal                           Long-Term Compensation
                                                           ----------------------
                           Year                            Awards                          All Other
                                                           ----------------------
Name and                  Ended                              Restricted                    Compen-
Principal Position       Sept 30,      Salary       Bonus      Stock(1)    Options(2)      sation(3)
------------------       --------      ------       -----      --------    ----------      ---------
John S. Kirk              2001         $90,000     $     0     $     0           0         $ 2,796
  CEO, President          2000         $65,450     $     0     $ 3,214      15,000         $ 2,046
  and Director            1999         $33,000     $     0     $     0       6,200         $ 1,045


1) On September 10, 2000, the Company awarded certain employees a bonus of restricted stock. The 10,300 shares of the Company's Common Stock were issued at a fair market value of $0.312. As of 9/30/01, the value of the aggregate restricted stock holdings was $1,339. The Company does not anticipate paying dividends on the restricted stock reported.

2) These amounts represent the shares of stock underlying options granted to each named employee in the year indicated. The options granted during 2000 were for shares of the Company. The options granted to Mr. Kirk in 1999 were for shares of CE Software Holdings, Inc. stock and were exercised between January and July 2000.
3) The Company has in effect a 401(k) profit sharing plan and life insurance plan that covers substantially all of its employees, including executive officers. The profit sharing component of the plan is funded by employer contributions at a uniform percentage of salary as set annually by the Board of Directors. No profit sharing contributions were made during the three-year period ended September 30, 2001. The 401(k) component of the plan allows qualified employees to contribute between 1% and 12% of their compensation. The plan calls for employer matching of contributions as determined by the Board of Directors. Contributions under the plan vest 33 1/3 percent for each year of credited service. During this three-year period the Company also provided life insurance coverage in amounts equal to each employee's annual base salary except during the fiscal year 2001 when the maximum coverage was $50,000.

STOCK OPTION PLANS

The Company has a stock option plan in place as described below.

2000 Stock Option Plan

Under the Company's 2000 Stock Option Plan (the "2000 Plan"), options to acquire up to 300,000 shares of Common Stock may be granted to employees, outside directors and consultants. To the extent that existing options are canceled without exercise, such as at termination of employment, such options become available for grant in the future.

The 2000 Plan is administered by the Stock Option Committee, which may (i) determine whether the particular options are incentive stock options or nonqualified stock options, (ii) select eligible participants to whom awards are granted, (iii) set the exercise price and the number of shares subject to each grant of options, (iv) determine the terms and conditions of such awards in a manner consistent with the 2000 Plan, (v) interpret the 2000 Plan and any instrument or agreement entered into under the 2000 Plan, (vi) establish such rules and regulations relating to the administration of the 2000 Plan as it deems appropriate, and (vii) make all other determinations which may be necessary or advisable for the administration of the 2000 Plan.

The exercise price of the options is generally 100 percent of fair market value of the shares on the date of the grant (110 percent for incentive stock options granted to a person holding more than 10 percent of the voting power of the Company's stock). The options are subject to a vesting schedule. Generally the vesting schedule is that one-third of the options becomes exercisable one year after the date of the grant, and the remainder pro rata over the following 24 months. The Stock Option Committee can specify a different vesting schedule. Options are exercisable for a period of ten years from the grant date (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Company's stock). Upon termination of employment, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination. Upon exercise, the exercise price may be paid in cash or, with the consent of the Stock Option Committee, in Common Stock of the Company.

Transfer Restrictions

No award or shares subject to an award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Only the participant may exercise each award during the participant's lifetime.

Change in Control

In order to protect all of the participants' rights in the event of a Change in Control (as defined below) of the Company, the options granted under the 2000 Plan provide for the immediate vesting of all outstanding options upon such event.

A Change in Control of the Company is deemed to have occurred if any one or more of the following conditions are fulfilled: (i) any person or entity acquires 30 percent or more of the voting securities of the Company; (ii) the shareholders approve a merger in which there is not a 50% continuity of interest; or (iii) the stockholders approve a plan of complete liquidation or an agreement for sale or disposition of substantially all of the Company's assets.

Non-dilution

In the event of a change in the corporate structure that affects the shares (e.g., a merger, re-capitalization, stock split, stock dividend, etc.), the Committee shall make adjustments to the number of shares available to the Plan and to the number and/or price of outstanding awards to prevent dilution or enlargement of rights.

At December 31, 2001, options to purchase an aggregate of 82,257 shares were held by 25 persons, at exercise prices of from $0.187 to $0.312 per share.

Options to purchase shares of the Company's Common Stock were not granted to any person named in the Summary Compensation Table during the fiscal year ended September 30, 2001.

The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended September 30, 2001, and unexercised options held as of September 30, 2001, by the persons named in the Summary Compensation Table:

               Aggregate Option Exercises in Last Fiscal Year (1)
                        and Fiscal Year-End Option Values

                                                                                  Value of unexercised
                                                Number of unexercised                 in-the-money
                         Shares      Value        options at 9/30/01               options at 9/30/01
                                                  ------------------               ------------------
Name                   acquired   realized     Exercisable  Unexercisable       Exercisable  Unexercisable
----                   --------   --------     -----------  -------------       -----------  -------------
John S. Kirk                  0   $      0        5,416         9,584             $      0      $      0

(1)  There were no Company options exercised during fiscal 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

The stockholders are not being asked to approve the selection of the Company's independent public accountants for fiscal 2002, only because such approval is no longer required. The selection will be made by the Audit Committee of the Board of Directors, who at this time does not foresee a reason to change.

The audit of the Company for the year ended September 30, 2001, was conducted by KPMG LLP. A representative from such firm is expected to be present at the meeting to answer appropriate questions. The representative will be given the opportunity to make a statement, but does not intend to do so.

MANNER IN WHICH PROXIES WILL BE VOTED

The Company proposes to vote the proxies for the election of each of the above named three nominees to the Board, each to hold office until the next annual meeting and until his successor is elected and has qualified. In the event that any nominee is not available to serve as a director at the time of the election (which the Company has no reason to anticipate), proxies may be voted for such substitute nominees as the Company may propose.

OTHER MATTERS

The Board knows of no other matter to be presented at the meeting for stockholder action. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy card promptly.

PROPOSALS OF STOCKHOLDERS

The Company's next Annual Meeting is expected to be held during the second quarter (January, February, March) of fiscal year 2003 at a time and date to be determined by the Board of Directors. Proposals of stockholders to be presented at that meeting must be received at the Company's executive offices no later than September 30, 2002, for inclusion in the proxy statement.

If any other stockholder matter properly comes before that meeting, the persons named in the proxy form for that meeting will vote in accordance with their judgment upon such matters unless notice of such proposal is received no less than 45 days before the date the Company first mailed its proxy materials for this year's annual meeting of stockholders.

GENERAL

A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR 2001, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS HEREBY INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's annual report on Form 10-KSB for fiscal year 2001, without exhibits.


                John S. Kirk
                Secretary
                West Des Moines, Iowa
                February 5, 2002

                                CE SOFTWARE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             Friday, March 22, 2002
                                     1:30 PM
                                   CE SOFTWARE
                             1801 Industrial Circle
                            West Des Moines, IA 50265



CE Software, Inc.
1801 Industrial Circle, West Des Moines, IA, 50265                    proxy
--------------------------------------------------------------------------------


This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 22, 2002.

The shares of stock you hold as of the record date will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint John S. Kirk and Richard A. Skeie, and each of them, with full power of substitution, to vote shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

                              [Please detach here]



           The Board of Directors Recommends a vote FOR Items 1 and 2.

1. Election of Directors:              01 Richard A. Skeie                  [_]   Vote FOR                 [_]   Vote WITHHELD
                                       02 John S. Kirk                            all nominees                   from all nominees
                                       03 Donald M. Brown                         (except as marked)

                                                                            ________________________________________________________
(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                                                            ________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL #1.
                                                                                                        ---

Address Change? Mark Box   [_]
Indicate changes below:                                                     Date ____________________

                                                                            ________________________________________________________


                                                                            ________________________________________________________
                                                                            Signature(s) in Box
                                                                            Please sign exactly as your name(s) appear on Proxy.
                                                                            If held in joint tenancy, all persons must sign.
                                                                            Trustees, administrators, etc., should include title and
                                                                            authority. Corporations should provide full name of
                                                                            corporation and title of authorized officer signing the
                                                                            proxy.